EXECUTION VERSION

GUARANTY

          THIS GUARANTY (as amended, modified or supplemented in accordance with the terms hereof, this “Guaranty”), dated as of December 21, 2005 (the “Closing Date”), is made by INTERPOOL, INC., a corporation organized under the laws of the State of Delaware (together with its successors and its permitted assigns, the “Parent Guarantor”), for the benefit of FORTIS CAPITAL CORP., as agent (in such capacity, the “Agent”) and each financial institution which is now or may hereafter become a party to the Credit Agreement, dated as of December 21, 2005 (as amended, modified or supplemented from time to time in accordance with its terms, the “Credit Agreement”), between Interpool Container Funding II, SRL, Interpool, Inc., Fortis Capital Corp. and the other financial institutions from time to time a party thereto (each, a “Lender” and collectively, the “Lenders”). The Agent and each Lender are referred to herein individually as a “Beneficiary” and, collectively, as the “Beneficiaries”.

PRELIMINARY STATEMENTS

           WHEREAS, simultaneously with the execution of this Guaranty, Interpool Container Funding II, SRL, a society with restricted liability organized and existing under the Societies with Restricted Liabilities Act, 1995-7 of Barbados (together with its successors and permitted assigns, the “Borrower”), and various other Persons, are entering into the Credit Agreement pursuant to which the lenders named therein will make Commitments available to the Borrower;

           WHEREAS, it is a condition precedent to the entering into of the transactions contemplated by the Credit Agreement that the Parent Guarantor shall have executed and delivered this Guaranty;

           WHEREAS, the Parent Guarantor, directly or indirectly, owns all of the capital stock of the Borrower and will obtain substantial direct and indirect benefit from the execution and delivery of the Credit Agreement and is willing to provide this Guaranty on the terms and conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged by the Parent Guarantor, the Parent Guarantor hereby agrees as follows:

           SECTION 1.  Definitions. Capitalized terms used and not otherwise defined herein (including those used in the preamble) shall have the meaning assigned to such terms in the Credit Agreement.

           SECTION 2.  Guaranty.

(a) The Parent Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and as a guarantor of payment and performance and not merely as surety or guarantor of collection, to the Agent and each Lender, (i) the full and prompt payment by the Borrower when due of the Obligations incurred by the Borrower pursuant to the Credit Agreement and the other Loan Documents to which the Borrower is a party, strictly in accordance with the terms of such Loan Documents, and (ii) the full and timely performance of, and compliance with, each and every duty, agreement, undertaking, indemnity and obligation of the Borrower under the Loan Documents strictly in accordance with the terms thereof, in each case, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several and whether now or hereafter existing or due or to become due (such payment and other obligations described in clauses (i) and (ii) being referred to herein as the “Liabilities”); provided, however, that the maximum aggregate amount of funds that may be paid by the Parent Guarantor pursuant to the provisions of this Section 2(a) of this Guaranty (such maximum aggregate amount, the “Aggregate Maximum Guaranteed Payment”) through the entire term of this Guaranty, regardless of when claims are made, whether multiple claims are accumulated or made individually and sequentially, shall not exceed an amount equal to ten percent (10%) of an amount equal to the sum, in each case measured as of the date on which a claim is made under this Guaranty, of (i) the Aggregate Net Book Value and (ii) the Aggregate Finance Lease Value; provided, however, that in determining the Aggregate Maximum Guaranteed Payment payable on any date of determination, credit shall be given for amounts previously paid by Guarantor to Beneficiaries under this Guaranty in respect thereof. The Parent Guarantor further acknowledges and agrees that, if a Servicer Default has occurred and is then continuing, any Beneficiary may (i) make a demand upon the Parent Guarantor pursuant to the terms of this Guaranty in an amount not to exceed the Aggregate Maximum Guaranteed Payment and (ii) apply the proceeds of such demand to reduce the unpaid principal balance of, and accrued interest on, the loan outstanding under the Credit Agreement.

(b) Until such time as the Aggregate Class A Note Principal Balance has been reduced to zero and the Commitments of all Class A Lenders have been terminated, no Class B Lenders shall be entitled to demand payments from the Parent Guarantor pursuant to the terms of this Guaranty.

(c) The Parent Guarantor further agrees to pay any and all costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Agent and/or one or more of the Lenders in enforcing any rights with respect to, or collecting, any or all of the Liabilities or enforcing any rights with respect to, or collecting against, the Parent Guarantor hereunder together with interest at the Default Rate specified in the Credit Agreement from the date when such expenses are so incurred to the date of actual payment thereof. Any amounts payable by the Parent Guarantor pursuant to the provisions of this Section 2(b) shall not be included in determining whether or not the Aggregate Maximum Guaranteed Payment has been exceeded. Without limiting the generality of the foregoing, the liability of the Parent Guarantor hereunder shall extend to all amounts which constitute part of the Liabilities and would be owed by the Borrower but for the fact that such amounts are unenforceable or not allowable due to any circumstance whatsoever or due to the existence of a bankruptcy, suspension of payments, reorganization or similar proceeding involving the Borrower.

           SECTION 3.  Guaranty Absolute. This Guaranty shall constitute a guaranty of payment and of performance and not of collection, and the Parent Guarantor specifically agrees that it shall not be necessary, and that the Parent Guarantor shall not be entitled to require, before or as a condition of enforcing the obligations of the Parent Guarantor under this Guaranty or requiring payment or performance of the Liabilities by the Parent Guarantor hereunder, or at any time thereafter, that any Person: (i) file suit or proceed to obtain or assert a claim for personal judgment against the Borrower or any other Person that may be liable for any Liabilities; (ii) make any other effort to obtain payment or performance of any Liabilities from the Borrower or any other Person that may be liable for such Liabilities; (iii) foreclose against or seek to realize upon the Collateral or any other security now or hereafter existing for such Liabilities; (iv) exercise or assert any other right or remedy to which such Person is or may be entitled in connection with any Liabilities or any security or other guaranty therefor; or (v) assert or file any claim against the assets of any other Person liable for any Liabilities. Notwithstanding anything herein to the contrary, no provision of this Guaranty shall require the Parent Guarantor to pay, perform or discharge any Liabilities prior to the time such Liabilities are due and payable. When making any demand hereunder against the Parent Guarantor, none of the Agent or any Lender need make a similar demand on the Borrower; provided that any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower shall not relieve the Parent Guarantor of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent and/or such Lender against the Parent Guarantor. Subject to the limitation set forth in Section 2(b) hereof with respect to the Class B Lenders, the Agent and/or each Lender may in all events pursue its rights under this Guaranty prior to or simultaneously with pursuing its various rights referred to in the Credit Agreement, as the Agent and/or such Lender may determine.

          The Parent Guarantor agrees that this Guaranty shall be continuing and the Parent Guarantor guarantees that the Liabilities will be paid and performed strictly in accordance with the terms of the applicable Loan Document, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and/or the Lenders with respect thereto. If for any reason the Borrower shall fail to fully and timely pay or perform and discharge any Liabilities to be paid or performed by the Borrower (whether affirmative or negative in character), the Parent Guarantor shall promptly on demand by the Agent and/or any Lender pay or perform or cause to be paid or performed, as the case may be, such Liabilities up to the Aggregate Maximum Guaranteed Amount. Each of the obligations of the Parent Guarantor under this Guaranty is separate and independent of each other obligation of the Parent Guarantor under this Guaranty and separate and independent of the Liabilities, and the Parent Guarantor agrees that a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower is joined in any such action or actions. The obligations of the Parent Guarantor shall be continuing and irrevocable, absolute and unconditional, primary and original and immediate and not contingent and shall remain in full force and effect without regard to and not be released, discharged or in any way affected by any circumstance or condition (other than by payment in full of the Liabilities) including, without limitation, the occurrence of any one or more of the following:

(i) any lack of validity or enforceability of any of the Liabilities under the Credit Agreement and the other Loan Documents or any document entered into in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents, any provision thereof, or any other agreement or instrument relating thereto or the absence of any action to enforce the same;

(ii) any failure, omission, delay or lack on the part of the Agent and/or the Lenders to enforce, assert or exercise any right, power, privilege or remedy conferred on the Agent and/or the Lenders in the Credit Agreement, the Security Agreement, this Guaranty or any other Loan Document, or the inability of the Agent and/or the Lenders to enforce any provision of the Credit Agreement or any other Loan Document for any reason, or any other act or omission on the part of the Agent or any Lender;

(iii) any change in the time, manner or place of performance or of payment, or in any other term of, all or any of the Liabilities, or any other modification, supplement, amendment or waiver of or any consent to departure from the terms and conditions of any of the Credit Agreement, any other Loan Document or any document entered into in connection with the transactions contemplated by the Credit Agreement or the other Loan Documents;

(iv) any taking, exchange, release or non-perfection of the Collateral or any other collateral or security, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Liabilities or the acceptance of any security therefor;

(v) the waiver by the Agent and/or any Lender of the performance or observance by the Borrower of any of the Liabilities, the waiver of any default in the performance or observance thereof, any extension by the Agent and/or any Lender of the time for payment or performance and discharge by the Borrower of any Liabilities or any extension, indulgence or renewal of any Liabilities;

(vi) any bankruptcy, suspension of payments, insolvency, sale of assets, winding-up, dissolution, liquidation, receivership or reorganization of, or similar proceedings involving, the Borrower or its assets or any resulting release or discharge of any of the Liabilities;

(vii) the recovery of any judgment against any Person or any action to enforce the same;

(viii) any failure or delay in the enforcement of the Liabilities of any Person under the Credit Agreement or any other Loan Document or any document entered into in connection with the transactions contemplated by the Credit Agreement or the other Loan Documents or any provision thereof;

(ix) any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation or termination available with respect to any Liabilities and, to the extent permitted by Applicable Law, irrespective of any other circumstances that might otherwise limit recourse by or against the Parent Guarantor or any other Person;

(x) the obtaining, the amendment or the release of or consent to any departure from the primary or secondary obligation of any other Person, in addition to the Parent Guarantor, with respect to any Liabilities;

(xi) any compromise, alteration, amendment, modification, extension, renewal, release or other change, or waiver, consent or other action, or delay or omission or failure to act, in respect of any of the terms, covenants or conditions of the Credit Agreement, any other Loan Document or any document entered into in connection with the transactions contemplated by the Credit Agreement or any other Loan Document, or any other agreement or any related document referred to therein, or any assignment or transfer of any thereof;

(xii) any manner of application of Collateral or Proceeds thereof to all or any of the Liabilities, or any manner of sale or other disposition of any Collateral, or any furnishing or acceptance of additional collateral;

(xiii) any change in control in the ownership of the Borrower, any change, merger, demerger, consolidation, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

(xiv) to the fullest extent permitted by Applicable Law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety with respect to any Liabilities;

(xv) any default, failure or delay, whether as a result of actual or alleged force majeure, commercial impracticability or otherwise, in the performance of the Liabilities, or by any other act or circumstances which may or might in any manner or to any extent vary the risk of the Parent Guarantor, or which would otherwise operate as a discharge of the Parent Guarantor;

(xvi) the existence of any other obligation of the Parent Guarantor, or any limitation thereof, in the Credit Agreement or any other Loan Document;

(xvii) any regulatory change or other governmental action (whether or not adverse); or

(xviii) the partial payment or performance of the Liabilities (whether as a result of the exercise of any right, remedy, power or privilege or otherwise) or the invalidity of any payment for any reason whatsoever.

Should any money due or owing under this Guaranty not be recoverable from the Parent Guarantor due to any of the matters specified in clauses (i) through (xviii) above or for any other reason, then, in any such case, such money shall nevertheless be recoverable from the Parent Guarantor as though the Parent Guarantor were principal debtor in respect thereof and not merely a guarantor and shall be paid by the Parent Guarantor forthwith.

          This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be restored or returned by the Agent and/or any Lender for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or otherwise, all as though such payment had not been made, and the Parent Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and disbursement of counsel) incurred by any such Person in connection with such rescission or restoration and any such payments made by the Parent Guarantor shall not be included in determining whether or not the Aggregate Maximum Guaranteed Payment has been exceeded. If an event permitting the exercise of remedies under the Credit Agreement or any other Loan Document shall at any time have occurred and be continuing and such exercise, or any consequences thereof provided in the Credit Agreement or any other Loan Document, shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under a bankruptcy or insolvency law, the Parent Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, amounts payable under the Credit Agreement and the other Loan Documents shall be deemed to have been declared in default, with all attendant consequences as provided in the Credit Agreement and the other Loan Documents as if such declaration of default and the consequences thereof had been accomplished in accordance with the terms of the Credit Agreement and the other Loan Documents, and the Parent Guarantor shall forthwith pay any amounts guaranteed hereunder up to the Aggregate Maximum Guaranteed Amount, without further notice or demand.

           SECTION 4.  Waiver. To the fullest extent permitted by applicable law, the Parent Guarantor hereby expressly and irrevocably waives diligence, promptness, demand for payment or performance, filing of claims with any court, any proceeding to enforce any provision of the Loan Documents, notice of acceptance of and reliance on this Guaranty by the Agent and each Lender, notice of the creation of any liabilities of Borrower, any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien on the Collateral or any property subject thereto, any right to require a proceeding first against the Borrower, whether to marshal any assets or to exhaust any right or take any action against the Borrower or any other Person or entity or any collateral or otherwise, any diligence in collection or protection of or realization upon any Liabilities, any obligation hereunder or any collateral security for any of the foregoing, any right of protest, presentment, notice or demand whatsoever, all claims of waiver, release, surrender, alteration or compromise, and all defenses, set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.

           SECTION 5.  Certain Actions. The Agent and each Lender may, from time to time at its sole discretion and without notice to Parent Guarantor, take any or all of the following actions without affecting the obligations of Parent Guarantor hereunder: (i) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Parent Guarantor, with respect to any of the Liabilities or any obligation hereunder; (iii) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Parent Guarantor hereunder or any obligation of any nature of any other obligor (including the Agent) with respect to any of the Liabilities; (iv) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) resort to Parent Guarantor for payment of any of the Liabilities up to the Aggregate Maximum Guaranteed Amount, regardless of whether the Agent or the Lender, as the case may be, shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

           SECTION 6.  Subrogation. Any amounts received by the Agent or any Lender from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent or such Lender may from time to time elect. No payment made by or for the account of Parent Guarantor pursuant to this Guaranty shall entitle Parent Guarantor by subrogation, indemnity or otherwise to any payment by the Agent or the Lender, as the case may be, from or out of any property of such Person, and Parent Guarantor shall not exercise any right or remedy against the Agent or the Lender, as the case may be, or any property of such Person by reason of any performance by Parent Guarantor of this Guaranty.

           SECTION 7.  Rights of Third Parties; Set-off. (a) This Guaranty is made only for the benefit of, and shall be enforceable only by, the Agent and each Lender, and this Guaranty shall not be construed to create any right in any Person other than the Agent and each Lender to be a contract in whole or in part for the benefit of any Person other than the Agent and each Lender.

(b) Upon the occurrence of any Event of Default under the Credit Agreement, the Parent Guarantor hereby irrevocably authorizes the Agent, each Lender and each of their respective Affiliates, at any time and from time to time without prior notice to the Parent Guarantor, any such notice being expressly waived by the Parent Guarantor, to set-off and appropriate, subject to the limitation for the Aggregate Maximum Guaranteed Payment set forth in Section 2(a) hereof, and apply any and all assets, at any time held or owing by the Parent Guarantor or any of its Affiliates to, or for the credit of the account of the Parent Guarantor, or any part thereof in such amounts as the Agent or such Lender, as the case may be, may elect, against and on account of the obligations and liabilities of the Parent Guarantor to the Agent and each Lender hereunder of every nature and description of the Agent and each Lender. The Agent shall notify the Parent Guarantor promptly of any such set-off and the application made by the Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Lenders may have.

           SECTION 8.  Representations and Warranties. In addition to the representations and warranties set forth in the Credit Agreement, the Parent Guarantor represents and warrants to the Agent and each Lender as of the Closing Date (unless an earlier date is expressly set forth therein) as follows:

(a) Access to Information. Parent Guarantor has and will continue to have independent means of obtaining information concerning the Borrower’s and the Servicer’s affairs, financial condition and business. None of the Agent or any Lender shall have any duty or responsibility to provide Parent Guarantor with any credit or other information concerning the Borrower’s or the Servicer’s affairs, financial condition or business which may come into the possession of the Agent or any Lender.

(b) Organization and Good Standing. It is a corporation organized, validly existing and in compliance under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(c) Due Qualification. It is duly licensed, qualified and authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such licensure or qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of Parent Guarantor.

(d) Power and Authority; Due Authorization. It has (i) all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guaranty and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Guaranty.

(e) Binding Obligations. This Guaranty constitutes the legal, valid and binding obligation of Parent Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Violation. The execution, delivery and performance of this Guaranty will not (i) conflict with, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) the certificate of incorporation or by-laws of Parent Guarantor or (B) any indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Parent Guarantor is a party or by which it or its property is bound, (ii) result in or require the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, lease, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument or (iii) violate any law or any order, rule, regulation applicable to Parent Guarantor of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Parent Guarantor or any of its properties.

(g) Not Insolvent. The execution, delivery and performance by the Parent Guarantor of this Guaranty will not render the Parent Guarantor insolvent, nor is it being made in contemplation of the Parent Guarantor’s insolvency; the Parent Guarantor does not, in its reasonable judgment, have an unreasonably small capital for conducting its business as presently contemplated by it.

(h) Waiver of Immunity. To the extent that the Parent Guarantor or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Parent Guarantor, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, and each of the other Loan Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of each of the Loan Documents and mandatory requirements of applicable law.

           SECTION 9.  Successors and Assigns.

(a) This Guaranty shall be binding upon Parent Guarantor and upon Parent Guarantor’s successors and assigns and all references herein to Parent Guarantor or the Agent shall be deemed to include any successor or successors whether immediate or remote, to such Person. Parent Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender.

(b) This Guaranty shall inure to the benefit of the Agent, each Lender and their respective successors and assigns, and all references herein to the Agent or any Lender shall be deemed to include any successors and assigns of such Person (whether or not reference in a particular provision is made to such successors and assigns).

           SECTION 10.  GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES CONTAINED THEREIN. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

           SECTION 11.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE AGENT AND EACH LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS GUARANTY AND ANY OTHER LOAN DOCUMENT TO WHICH THE PARENT GUARANTOR IS A PARTY IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE STATE AND COUNTY OF NEW YORK AND WITH RESPECT TO ANY SUCH CLAIM, PARENT GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. THE PARENT GUARANTOR HEREBY IRREVOCABLY AGREES THAT SUCH LEGAL PROCESS MAY BE SERVED AT ITS OFFICE AT 633 THIRD AVENUE, 27TH FLOOR, NEW YORK, NEW YORK 10017. THE PARENT GUARANTOR SHALL MAINTAIN SUCH OFFICE UNTIL ALL AMOUNTS PAYABLE UNDER THIS AGREEMENT SHALL HAVE BEEN PAID IN FULL OR, IF SUCH OFFICE IS CLOSED BEFORE SUCH TIME, THE PARENT GUARANTOR SHALL IMMEDIATELY DESIGNATE AND APPOINT A PROCESS AGENT AND SHALL PROMPTLY DELIVER TO AGENT AND EACH LENDER EVIDENCE IN WRITING OF SUCH PROCESS AGENT’S ACCEPTANCE OF SUCH APPOINTMENT. THE PARENT GUARANTOR AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. PARENT GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT LOCATED IN THE STATE AND COUNTY OF NEW YORK AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PARENT GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

           SECTION 12. Notices. All notices, demands or requests given pursuant to this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, to the following addresses:

To Parent Guarantor:	Interpool, Inc. 211 College Road East Princeton, New Jersey 08540 Attention: Chief Financial Officer Telephone: (609) 452-8900 Facsimile: (609) 452-8211

To Agent:	Fortis Capital Corp. Coolsingel 93 P.O. Box 749 3000 AS Rotterdam The Netherlands Attention: Aviation and Intermodal Finance Group Telephone: 31 10 401 6014 Facsimile: 31 10 401 6343

To Lenders:	At the respective addresses set forth in the Credit Agreement

           Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Either party may alter the address to which communications are to be sent by such change of address in conformity with the provisions of this Section 12 for giving notice and by otherwise complying with any applicable terms of this Guaranty.

           SECTION 13.  Amendments and Waivers. No amendment, waiver or other modification of any provision of this Guaranty shall be effective without the written agreement of the Parent Guarantor, the Agent and the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           SECTION 14.  Severability; Integration. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Guaranty contains the final and complete integration of all prior expressions by the Parent Guarantor hereto with respect to the subject matter hereof and shall constitute the entire agreement of the Parent Guarantor hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

           SECTION 15.  Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules, exhibits and annexes (if any) attached hereto and referred to herein shall constitute a part of this Guaranty and are incorporated into this Guaranty for all purposes.

           SECTION 16.  Confidentiality.

(a) Each of the Agent, the Lenders (and, if applicable, their respective Credit Support Parties) and the Parent Guarantor shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Guaranty and all information with respect to the other parties, including all information regarding the business of the Parent Guarantor and its businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein and the other Loan Documents, except that each such party and its officers and employees may (i) disclose such information to its external accountants, auditors, regulators, attorneys, investors, potential investors and the agents of such Persons (“Excepted Persons”); provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Agent, the Lenders and the Parent Guarantor that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Parent Guarantor and its Affiliates and shall agree to keep such information confidential, (ii) disclose the existence of the Guaranty and the Loan Documents, and the participation of such Lenders (and, if applicable, their respective Credit Support Parties) in the transaction evidenced thereby, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law, and (iv) disclose the Guaranty and the other Loan Documents and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Loan Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any of the Loan Documents. It is understood that the financial terms of the Loan Documents that may not be disclosed pursuant to the prohibition contained in clause (iii) above except in compliance with this Section 16(a) include, without limitation, all fees and other pricing terms and all Events of Default and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Parent Guarantor hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent or the Lenders (and, if applicable, their respective Credit Support Parties) by each other, (ii) by the Agent and the Lenders (and, if applicable, their respective Credit Support Parties) to any prospective or actual assignee, participant or pledgee of any of them (including any potential participant in a refinancing of the transaction set forth in the Loan Documents) provided such Person agrees to hold such information confidential pursuant to the terms of this Guaranty, or (iii) by the Agent and the Lenders (and, if applicable, their respective Credit Support Parties) to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Lenders (and, if applicable, their respective Credit Support Parties) and to any officers, directors, employees, agents, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and such Person has a need to know such information and agrees to hold such information confidential. In addition, the Lenders and the Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (and the Parent Guarantor hereby acknowledges that its Annual Report on Form 10K for the year ended December 31, 2005 will include a disclosure concerning the existence of the transaction contemplated by the Loan Documents); (ii) disclosure of any and all information (A) if required to do so by any Applicable Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any aspects of the Agent’s, the Lenders’, or the Parent Guarantor’s business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Agent, the Lenders or the Parent Guarantor or an officer, director, employer, shareholder, owner, member, partner, agent, attorney, employee or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in writing in advance by the Parent Guarantor, (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the agent, the Lenders or the Parent Guarantor advise such recipient of the confidential nature of the information being disclosed and such Person agrees to be bound by the confidentiality provisions set forth herein; or (F) in any sales and/or marketing material prepared by any Lender or its Credit Support Party so long as such disclosure does not include any disclosure regarding the financial terms of the Loan Documents including, without limitation, all fees and other pricing terms and all Events of Default and priority of payment provisions, or (iii) any other disclosure authorized by the Parent Guarantor, such authorization not to be unreasonably withheld or delayed.

           SECTION 17.  Disclosure of Tax Treatment of Transaction. Notwithstanding anything to the contrary contained herein or in any Loan Document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment or tax structure of any of the transactions contemplated by this Guaranty, the Loan Documents or any other related document, any fact relevant to understanding the federal tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

           SECTION 18.  Termination. Subject to the provisions of the final paragraph of Section 3 hereof, this Guaranty shall terminate upon the earlier to occur of (i) discharge of the Credit Agreement and (ii) payment in full of the Liabilities.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, this Guaranty has been executed and delivered by Parent Guarantor’s duly authorized officer as of the date first written above.

INTERPOOL, INC. By: Name: Title:

Accepted and Agreed: FORTIS CAPITAL CORP., in its capacity as Agent and as Lender under the Credit Agreement By: Name: Title: By: Name: Title: